Exhibit 99.1

GALAXY GAMING, INC.

6480 Cameron Street, Suite 305

Las Vegas, Nevada 89118

(702) 939-3254

www.galaxygaming.com

GALAXY GAMING ANNOUNCES TERMINATION OF MERGER WITH EVOLUTION

LAS VEGAS, JULY 21, 2026 (GLOBE NEWSWIRE) – Galaxy Gaming, Inc.® (OTC: GLXZ) (“Galaxy” or the “Company”), the world’s leading independent developer and distributor of casino table games and technology, was notified by Evolution Malta Holding Limited, a company registered in Malta (“Evolution”) that Evolution terminated the previously announced Agreement and Plan of Merger, dated July 18, 2024, by and among Galaxy, Evolution, and Galaga Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Evolution (as amended, the “Merger Agreement”). In accordance with the terms of the Merger Agreement, Evolution is required to pay Galaxy a termination fee in the amount of $5,234,678 within two (2) business days of the date of termination of the Merger Agreement.

“While we are disappointed with this outcome, we remain deeply committed to advancing our industry-leading games and progressive technologies,” said Matt Reback, President and CEO of Galaxy Gaming. “Galaxy is home to a world-class, customer-focused team that remains focused on independent growth for the benefit of all its stakeholders. Over the years, Evolution has been a valued partner to Galaxy, and we look forward to continuing our long-standing relationship.”

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative games, bonusing systems, and technology solutions to physical and online casinos worldwide. Galaxy Gaming offers games proven to perform developed by gaming experts and backed by the highest level of customer support. Galaxy Gaming Digital is the world’s leading licensor of proprietary table games to the online gaming industry. Galaxy Gaming has 131 licenses worldwide, including licenses in 28 U.S. states.

SAFE HARBOR

This press release contains, and oral statements made from time to time by representatives of Galaxy may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

These forward-looking statements reflect the current views, models, and assumptions of Galaxy, and are subject to various risks and uncertainties that cannot be predicted or qualified and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company that may cause actual results in the Company’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to risks that the termination of the Merger Agreement disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the termination of the Merger Agreement; the risk that the termination of the Merger Agreement may involve unexpected costs and/or unknown or inestimable liabilities; the risk that the Company’s business may suffer as a result of uncertainty surrounding the termination of the Merger Agreement; the risk of stockholder litigation; effects relating to the announcement of the termination of the Merger Agreement on the market price of the Company’s common stock; the ability of Galaxy to enter and maintain strategic alliances, product placements or installations in land based casinos or grow its iGaming business; garner new market share; secure licenses in new jurisdictions or maintain existing licenses; successfully develop or acquire and sell proprietary products; comply with regulations, changes in gaming related and non-gaming related statutes and regulations and/or self-imposed restrictions imposed on and by our customers that affect their revenues in land-based casino and online casino markets; have its games approved by relevant jurisdictions; and adapt to changes resulting from the COVID-19 or other pandemics including without limitation, government imposed shut downs, travel restrictions and supply chain interruptions; and other factors.

Additional information concerning these and other risk factors can be found in the Company’s filings with the Securities and Exchange Commission, including in the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statement.

All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements. While forward-looking statements reflect the good faith beliefs of the Company, they are not guarantees of future performance or events, and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. Galaxy expressly disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes.